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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the use of our reports, dated February 14, 2005, on the financial statements of Seligman Portfolios, Inc. (comprising, the Seligman Investment Grade Fixed Income Portfolio, Seligman Capital Portfolio, Seligman Cash Management Portfolio, Seligman Common Stock Portfolio, Seligman Communications and Information Portfolio, Seligman Frontier Portfolio, Seligman Global Growth Portfolio, Seligman Global Smaller Companies Portfolio, Seligman Smaller Companies Portfolio, Seligman Global Technology Portfolio, Seligman High-Yield Bond Portfolio, Seligman Income and Growth Portfolio, Seligman International Growth Portfolio, Seligman Large-Cap Value Portfolio, and Seligman Small-Cap Value Portfolio) which is incorporated by reference in this Registration Statement (Form N-1A 33-15253 and 811-5221) of Seligman Portfolios, Inc.

/s/ ERNST & YOUNG LLP

New York, New York
April 21, 2005